Exhibit 10.1





February 4, 1999


Thermo Power Corporation
45 First Avenue
Waltham, MA 02454


RE:  $160,000,000 Promissory Note due November 1999


Thermo Electron hereby confirms its commitment to refinance the above referenced note upon its maturity on November 16, 1999, under the following terms and conditions:


Amount:         Up to but not exceeding $160,000,000.00 USD

Maturity:       October 30, 2008

Interest Rate:  7.625% per annum payable semi-annually in arrears each April
                30th and October 30th, assuming a 360-day year consisting of twelve 30-day months.

Prepayment:          Note can be prepaid in full or in part at any time
without penalty


You must notify Thermo Electron Corporation (attn: Treasurer) no later than October 15, 1999 if you intend to accept this refinancing option, and the amount required. This refinancing will only be available once all amounts due and owing to Thermo Electron Corporation under the existing promissory note have been satisfied.



Thermo Electron Corporation


/s/ Kenneth J. Apicerno

By:   Kenneth J. Apicerno
Title:     Treasurer